    As filed with the Securities and Exchange Commission on December 1, 2005.

                                                           Registration No. ____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          BAYOU CITY EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                                     61-1306702
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              10777 WESTHEIMER ROAD
                                    SUITE 170
                                HOUSTON TX 77042
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                          BAYOU CITY EXPLORATION, INC.
                       (FORMERLY BLUE RIDGE ENERGY, INC.)
                      2005 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)

                                   ----------

                             NORMAN G. HAISLER, JR.
            SENIOR VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
                          BAYOU CITY EXPLORATION, INC.
                              10777 WESTHEIMER ROAD
                                    SUITE 170
                                HOUSTON, TX 77042
                                 (832) 358-3900
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
        TITLE OF                AMOUNT               PROPOSED           PROPOSED MAXIMUM      AMOUNT OF
       SECURITIES                TO BE        MAXIMUM OFFERING PRICE        AGGREGATE       REGISTRATION
    TO BE REGISTERED          REGISTERED        PRICE PER SHARE (1)    OFFERING PRICE (1)      FEE (2)
--------------------------------------------------------------------------------------------------------
Common Stock, par value,
$0.005 per share           7,000,000 shares            $2.07               $14,490,000        $1,550.43
--------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the bid and asked price per share of our Common Stock on November 29, 2005 a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTCBB under the symbol BYCX.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Bayou City Exploration, Inc. ("Registrant" or the "Company") hereby incorporates by reference the following documents:

     (a) The Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004;

     (b) The Company's Form 10-QSB/A for the quarter ended March 31, 2005;

     (c) The Company's Form 10-QSB for the quarter ended June 30, 2005;

     (d) The Company's Form 10-QSB for the quarter ended September 30, 2005;

     (e) The Company's Current Report on Form 8-K filed on January 6, 2005, as amended by the Company's Current Report on Form 8-K/A filed on May 12, 2005, reporting the completion of a Regulation S offering of common stock and warrants;

     (f) The Company's Current Report on Form 8-K filed on May 5, 2005 announcing the departure of Patrick A. Kelleher as President, CEO and a Director of the Company and appointment of Morris T. Hewitt as the new President and Chief Executive Officer of the Company;

     (g) The Company's Current Report on Form 8-K filed on September 15, 2005 announcing the resignation of Forrest Ebbs as a Director of the Company; and

     (h) The description of the Company's Common Stock as contained in the Registration Statement on Form 10-SB, filed by the Company on September 9, 1999 to register its common stock, $.005 par value per share (the "Common Stock") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 78.138 of the Nevada Revised Statutes ("NRS") provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

          Subsection 1 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection 1 of Section 78.7502 also makes it clear that the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except no indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Subsection 3 of Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of such section, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          Subsection 1 of Section 78.751 of the NRS provides that any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to subsection 2 of such section, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and such determination must be made (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          Subsection 2 of Section 78.751 of the NRS provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          Subsection 3 of Section 78.751 provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in or ordered by a court pursuant to such section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          Article X of the Articles of Incorporation of the Company (a copy of which is attached hereto as Exhibit 4.1) essentially mirrors Sections 78.7502 and 78.751 of the NRS as reproduced above, absent references to Section 78.138 of the NRS. In addition, pursuant to its By-Law, each Director and each Officer of the Company has been indemnified, against certain liabilities which they may incur in their capacities, as follows:

          The Corporation shall, unless prohibited by Nevada Law, indemnify any person who is or was involved in any manner or is threatened to be so involved in a threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, again all Expense and Liabilities actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article shall be presumed to have been relied upon by the directors, officers, employees and agents of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     4.1 Articles of Incorporation incorporated by reference to EX-3.I to Form 10-12G/A filed October 5, 1999.

     4.2 By-Laws incorporated by reference to EX-3.II to Form 10-12G/A filed October 5, 1999.

     4.3  Amendment 1 to Articles of Incorporation.*

     4.4  Amendment 2 to Articles of Incorporation.*

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

     23.2 Consent of Carpenter, Mountjoy & Bressler, PSC *

     24 Powers of Attorney (included on signature page of the Registration Statement).

     99 2005 Stock Option and Incentive Plan (incorporated by reference to the Company's Definitive Proxy Statement filed on Form DEF-14A on May 2,
          2005).

*    Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 30, 2005.

                                        BAYOU CITY EXPLORATION, INC.


                                        By: /s/ Norman G. Haisler, Jr.
                                            ------------------------------------
                                            Norman G. Haisler, Jr., Senior Vice
                                            President-Finance and Chief
                                            Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman G. Haisler such individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                        DATE
          ---------                            -----                        ----


/s/ Robert D. Burr              Chairman of the Board of Directors   November 30, 2005
-----------------------------
Robert D. Burr


/s/ Morris T. Hewitt            President, Chief Executive Officer   November 30, 2005
-----------------------------   and Secretary
Morris T. Hewitt


/s/ Norman G. Haisler, Jr.      Senior Vice President-Finance and    November 30, 2005
-----------------------------   Chief Financial Officer
Norman G. Haisler, Jr.


/s/ Harry J. Peters             Director                             November 30, 2005
-----------------------------
Harry J. Peters


/s/ Gregory B. Shea             Director                             November 30, 2005
-----------------------------
Gregory B. Shea


/s/ Richard M. Hewitt           Director                             November 30, 2005
-----------------------------
Richard M. Hewitt


/s/ Ronald E. Mitchell          Director                             November 30, 2005
-----------------------------
Ronald E. Mitchell

                                  EXHIBIT INDEX

4.1    Articles of Incorporation incorporated by reference to EX-3.I to Form
       10-12G/A filed October 5, 1999.

4.2    By-Laws incorporated by reference to EX-3.II to Form 10-12G/A filed
       October 5, 1999.

4.3    Amendment 1 to Articles of Incorporation.*

4.4    Amendment 2 to Articles of Incorporation.*

5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

23.1   Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

23.2   Consent of Carpenter, Mountjoy & Bressler, PSC *

24     Powers of Attorney (included on signature page of the Registration
       Statement).

99     2005 Stock Option and Incentive Plan (incorporated by reference to the
       Company's Definitive Proxy Statement filed on Form DEF-14A on May 2,
       2005).

*    Filed herewith.